UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 5, 2004

                        WIRELESS AGE COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              NEVADA                   001-31338                98-0336674
STATE OR OTHER JURISDICTION OF        (COMMISSION              (IRS EMPLOYER
INCORPORATION OR ORGANIZATION           FILE NO.)            IDENTIFICATION NO.)

13980 Jane Street, King City, Ontario CANADA                      L7B 1A3
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                                 (905) 833-0808
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


              ----------------------------------------------------
              (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR,
                          IF CHANGED SINCE LAST REPORT)

Item 5. Other Events.

On February 5, 2004 Wireless Age Communications, Inc. announced that it acquired an additional $550,000 in outstanding principal amount of 8% Convertible Subordinated Promissory Notes issued by Relm Wireless Corporation (the "Relm Notes"). Wireless Age purchased the Relm Notes in private transactions with several parties in exchange for 412,500 shares of Wireless Age common stock. Together with Relm Notes Wireless Age purchased on December 31, 2003, Wireless Age now owns an aggregate of $2,250,000 in Relm Notes. Such Notes are currently convertible into 1,196,808 shares of common stock of Relm Wireless Corporation and on an as-converted basis represent approximately an 11.7% equity ownership position in Relm Wireless Corporation.

Wireless Age issued a press release on February 5, 2004, announcing the transaction, a copy of which is appended herein as Exhibit 99.1

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (c)   Exhibits

            99.1 Press Release issued by Wireless Age Communications, Inc., dated February 5, 2004, announcing the acquisition of additional RELM Wireless Corporation Convertible Notes.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: February 5, 2004

                                            WIRELESS AGE COMMUNICATIONS, INC.


                                            By  /s/ Gary Hokkanen
                                               -----------------------------
                                                    Gary Hokkanen
                                                    Chief Financial Officer

                                      INDEX

Exhibit No.       Description

99.1 Press Release issued by Wireless Age Communications, Inc., dated February 5, 2004, announcing the acquisition of additional RELM Wireless Corporation Convertible Notes.